Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended February 28, 2026 (the “Report”), of the Puerto Rico Residents Tax-Free Fund IV, Inc. (the “Fund”).

Paul Hopgood and Pedro Gonzalez of the Fund each certify that:

1.   This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Paul Hopgood
Paul Hopgood
Principal Executive Officer

Date:   May 6, 2026

By:	/s/ Pedro Gonzalez
Principal Financial Officer

Date:   May 6, 2026